AMENDMENT TO THE ABBVIE 2013 PERFORMANCE INCENTIVE PLAN This First Amendment (this “Amendment”) to the AbbVie 2013 Performance Incentive Plan (as amended and restated as of January 1, 2022) (the “Plan”) is hereby adopted as of September 8, 2023 (the “Effective Date”). WHEREAS, AbbVie Inc., a Delaware corporation (the “Company”), maintains the Plan and the Company desires to amend the Plan to reflect the Company’s forfeiture and clawback policies. NOW, THEREFORE, the Plan is amended, effective as of the Effective Date, to add a new Section 2.5, which shall read in its entirety as follows: “FORFEITURE AND CLAWBACK PROVISIONS. Notwithstanding any other terms or conditions of the Plan, all awards (including any proceeds, gains, or other economic benefit actually or constructively received by, or for the benefit of, a Participant with respect to any award (collectively “Benefits”)) shall be subject to forfeiture, recovery, recoupment, clawback, and/or repayment, at the discretion of the Committee, to the extent and in the event the Participant has engaged in misconduct constituting a material breach of the Company Code of Business Conduct. Further, without limitation of the foregoing, all Benefits with respect to awards allocated after September 8, 2023 shall be subject to the Company’s Amended and Restated Clawback Policy (as amended from time to time).” [Remainder of page intentionally left blank.]